EXHIBIT 11


                            FBL FINANCIAL GROUP, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                          THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                               JUNE 30,                       JUNE 30,
                                                                     ----------------------------   ----------------------------
                                                                         1997            1996           1997            1996
                                                                     ------------    ------------   ------------    ------------
                                                                                        (DOLLARS IN THOUSANDS)
PRIMARY
  Average shares outstanding .....................................     17,951,306      23,859,800     18,403,043      23,859,800
  Net effect of stock options - based on the treasury stock
    method using average market price ............................        313,782            --          275,256            --
                                                                     ------------    ------------   ------------    ------------
  Weighted average primary shares outstanding ....................     18,265,088      23,859,800     18,678,299      23,859,800
                                                                     ============    ============   ============    ============

  Net income .....................................................   $     12,838    $     13,575   $     39,391    $     24,464
  Dividends on Series A and B preferred stock ....................           (846)           --           (2,096)           --
                                                                     ------------    ------------   ------------    ------------
  Net income applicable to common stock ..........................   $     11,992    $     13,575   $     37,295    $     24,464
                                                                     ============    ============   ============    ============
  Net income per primary common and common equivalent share ......   $       0.66    $       0.57   $       2.00    $       1.03
                                                                     ============    ============   ============    ============

FULLY DILUTED
  Average shares outstanding .....................................     17,951,306      23,859,800     18,403,043      23,859,800
  Net effect of stock options-based on the treasury stock
    method using period-end market price, if higher than average
    market price .................................................        438,081            --          441,175            --
                                                                     ------------    ------------   ------------    ------------
  Weighted average fully diluted shares outstanding ..............     18,389,387      23,859,800     18,844,218      23,859,800
                                                                     ============    ============   ============    ============
  Net income .....................................................   $     12,838    $     13,575   $     39,391    $     24,464
  Dividends on Series A and B preferred stock ....................           (846)           --           (2,096)           --
                                                                     ------------    ------------   ------------    ------------
  Net income applicable to common stock ..........................   $     11,992    $     13,575   $     37,295    $     24,464
                                                                     ============    ============   ============    ============
  Net income per fully diluted common and common equivalent share    $       0.65    $       0.57   $       1.98    $       1.03
                                                                     ============    ============   ============    ============


Note: Net income per fully diluted common and common equivalent share is not disclosed on the face of the Company's Consolidated Statements of Income because dilution is less than three percent.